UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

_______________________________________________________________

GOLD UNION INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18th Floor, Canadia Tower

#315, Monivong Boulevard, Corner Ang Duong Street

12202 Phnom Penh, Cambodia

(Address of principal executive offices) (Zip Code)

+855 23 962 300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2015, Gold Union, Inc., a Delaware corporation, executed an Agreement to Further Extend The Closing Of The Share Exchange Agreement to December 31, 2015 (the “Extension Agreement”), which extended the deadline to consummate the acquisition of shares representing 48% of the total issued and outstanding shares of Phnom Penh Golden Corridor Trading Co. Limited, a private limited company incorporated under the laws of the Kingdom of Cambodia (“Golden Corridor”) from certain shareholders of Golden Corridor, from November 30, 2015 to December 31, 2015. The extension became effective November 30, 2015.

A copy of the Extension Agreement is incorporated herein by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K.  The description of the Extension Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement to Further Extend The Closing of the Share Exchange Agreement To December 31, 2015, effective November 30, 2015, by and among Gold Union, Inc., G.U. International Limited and Kao Wei-Chen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD UNION INC.
Dated: December 2, 2015

	By:	/s/ Vincent Kim
Vincent Kim
Chief Executive Officer and Chief Financial Officer